EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") dated as of February 16, 1999, is by and between VITRIX INCORPORATED, an Arizona corporation ("Vitrix"), and Philip R. Shumway, an individual ("Employee").

     A. Vitrix wishes to employ  Employee and Employee  wishes to be employed by
Vitrix  and  both  parties   wish  to  define  the  nature  of  the   employment
relationship.

     B. The parties wish to set forth in this Agreement the terms and conditions of such employment.

     In consideration of the recitals and mutual agreements hereinafter set forth, the parties agree as follows:

     1. EMPLOYMENT AND DUTIES. Vitrix agrees to employ Employee on a full-time basis, subject to the terms and conditions provided herein, and Employee agrees to accept such full-time employment upon said terms and conditions. Employee's position shall be President and Chief Executive Officer of Vitrix, in which capacity Employee shall have general responsibility for management of Vitrix's day-to-day operations, subject to the direction and control of the Board of Directors (the "Board"). Unless he agrees to a change of location, Employee will be based in Vitrix's Phoenix, Arizona office.

     2. TERM. The term of employment under this Agreement shall commence on March 8,, 1999 (the "Effective Date") and shall continue for a period of one year, unless earlier terminated as set forth in Section 6 below.

     3. COMPENSATION.

          (a) BASE SALARY. Vitrix agrees to pay Employee a base salary, before deducting all applicable withholdings, at the annual rate of $100,000, which shall be payable in accordance with Vitrix's standard executive payroll policies as they may be revised from time to time.

          (b) QUARTERLY INCENTIVE BONUS. Employee shall be entitled to a quarterly bonus payable in cash according to the schedule provided below if Vitrix's revenues for the applicable quarter exceed the amount indicated below. Such quarterly bonuses earned by Employee shall be deducted from any year-end bonus payable to Employee under Section 3(c) of this Agreement.

                      Q2 '99    Q3 '99    Q4 '99    Q1 '99      Total
                      ------    ------    ------    ------      -----

     Revenues of       $242K     $367K     $431K     $584K     $1.624M
     Cash Bonus       $5,000    $5,000    $7,500    $7,500     $25,000

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          (c) YEAR-END  INCENTIVE  BONUS.  Employee shall be entitled to a bonus payable for the annual period ending March 31, 2000 in cash according to the schedule provided below if Vitrix's revenues exceed the amount indicated minus any quarterly bonuses already paid to Employee under Section 3(b) of this
Agreement:

     Revenue Exceeds:       $2M     $2.25M      $2.5M     $2.75M       $3.0M
     Cash Bonus         $40,000    $50,000    $75,000    $90,000    $120,000


          (d) STOCK OPTIONS. Employee shall be granted options to acquire 380,000 shares of the Common Stock of Vitrix, exercisable at a price of $0.215 per share. The options will have a 10-year term, and will be exercisable as follows:

Number of Common Shares as to           Date Beginning on which
which Option may be Exercised           Option may be Exercised
-----------------------------           -----------------------

126,666                                 First Anniversary of the Effective Date
126,666                                 Second Anniversary of the Effective Date
126,668                                 Third Anniversary of the Effective Date

The options will be issued as "incentive stock options" pursuant to and will otherwise be governed by the Company's Stock Option Plan dated December 20, 1996.

     4. BENEFITS.

          (a) In addition to the compensation described above, while Employee is employed hereunder, Vitrix shall pay for and provide Employee and his dependents with the same amount and type of health, medical and life insurance as is provided from time to time to Vitrix executives of Employee's level during the term of this Agreement.

          (b) In addition to the compensation and benefits provided above, Vitrix shall, upon receipt of appropriate documentation, reimburse Employee each month for his reasonable travel, lodging and other ordinary and necessary business expenses consistent with Vitrix's policies as in effect from time to time.

     5. VACATION. Employee shall be entitled to 2 weeks vacation with pay in accordance with Vitrix's vacation policy as in effect from time to time. In addition, Employee shall be entitled to eight (8) holidays with pay.

     6. TERMINATION.

          (a) FOR CAUSE. The Board may terminate Employee's employment by Vitrix prior to the expiration of the term of employment for cause upon written notice to the Employee stating the facts constituting such cause, provided that Employee shall have 20 days following such notice to cure any conduct or act, if curable, alleged to provide grounds for termination for cause hereunder. In the event of termination for cause, Vitrix shall be obligated to pay the Employee only salary at the current rate due him through the date of termination pursuant

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to this Section 6(a).  For purposes of this Section 6(a),  "cause" shall include
(i) material neglect of duties; (ii) willful failure to abide by ethical and good faith instructions or policies from or set by the Board; (iii) Employee's material breach of this Agreement; (iv) the appropriation (or attempted
appropriation)  of  a  material  business   opportunity  of  Vitrix,   including
attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of Vitrix; (v) the misappropriation (or attempted misappropriation) of any of Vitrix's funds or property; or (vi) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, or any other crime with respect to which imprisonment is a possible punishment.

          (b) DISABILITY. If during the term of this Agreement, Employee fails to perform his duties hereunder because of illness or other incapacity for a period of 90 consecutive days within any 180-day period, Vitrix shall have the right to terminate this Agreement, upon written notice to the Employee, without further obligation hereunder except for (i) payment to the Employee of salary at the current rate due him through the date of the termination; (ii) any bonus amount earned prior to the date of termination and (iii) any amounts payable pursuant to disability plans generally applicable to executive employees. In addition within 90 days after the end of the four fiscal quarters ending March 31, 2000 in the event termination pursuant to this Section 6(b) occurs, Employee shall be entitled to receive a bonus payment determined in accordance with
Section 3(c), but prorated to the extent that Employee's employment was less than one full year.

          (c) DEATH. If the Employee dies during the term of this Agreement, this Agreement shall terminate immediately, and the Employee's legal representatives shall be entitled to receive the base salary due the Employee through the end of the month in which death occurs, and any other death benefits generally applicable to executive employees. In addition, within 90 days after the end of the four fiscal quarters ending March 31, 2000 Employee's death occurs, Employee's legal representative shall be entitled to receive a prorated bonus payment as set forth in Section 6(b).

     7. CONFIDENTIALITY; NON-COMPETITION; NON-SOLICITATION.

          (a) CONFIDENTIAL INFORMATION. Employee acknowledges that Employee may receive, or contribute to the production of, Confidential Information. For purposes of this Agreement, Employee agrees that "Confidential Information" shall mean information or material proprietary to Vitrix or designated as
Confidential Information by Vitrix and not generally known by non-Vitrix personnel, which Employee develops or of or to which Vitrix may obtain knowledge or access through or as a result of Employee's relationship with Vitrix (including information conceived, originated, discovered or developed in whole or in part by Employee). Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing) related to Vitrix's business: discoveries, inventions, ideas, concepts, research, development, processes, procedures, "know-how", formulae, marketing techniques and materials, marketing and development plans, business plans, customer names and other information related to customers, price lists, pricing policies, methods of operation, financial information, employee compensation, and computer programs and systems. Confidential Information also includes any information described above which

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Vitrix  obtains from another  party and which Vitrix  treats as  proprietary  or designates as Confidential Information,  whether or not owned by or developed by
Vitrix.   Employee  acknowledges  that  the  Confidential   Information  derives
independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Information publicly known without breach of this Agreement that is generally employed by the trade at or after the time Employee first learns of such information, or generic information or knowledge which Employee would have learned in the course of similar employment or work elsewhere in the trade, shall not be deemed part of the Confidential Information. Employee further agrees:

               (1) To furnish Vitrix on demand, at any time during or after employment, a complete list of the names and addresses of all present, former and potential suppliers, financing or leasing sources, patients, customers and other contacts gained while an employee of Vitrix in Employee's possession, whether or not in the possession or within the knowledge of Vitrix.

               (2) That all notes, memoranda, documentation and records in any way incorporating or reflecting any Confidential Information shall belong exclusively to Vitrix, and Employee agrees to turn over all copies of such materials in Employee's control to Vitrix upon request or upon termination of Employee's employment with Vitrix.

               (3) That while employed by Vitrix and thereafter Employee will hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information to any person or entity, or utilize any of the Confidential Information for any purpose, except in the course of Employee's work for Vitrix.

               (4) That any idea in whole or in part conceived of or made by Employee during the term of his employment, consulting, or similar relationship with Vitrix which relates directly or indirectly to Vitrix's current or planned lines of business and is made through the use of any of the Confidential Information of Vitrix or any of Vitrix's equipment, facilities, trade secrets or time, or which results from any work performed by Employee for Vitrix, shall belong exclusively to Vitrix and shall be deemed a part of the Confidential Information for purposes of this Agreement. Employee hereby assigns and agrees to assign to Vitrix all rights in and to such Confidential Information whether for purposes of obtaining patent or copyright protection or otherwise. Employee shall acknowledge and deliver to Vitrix, without charge to Vitrix (but at its expense) such written instruments and do such other acts, including giving testimony in support of Employee's authorship or inventorship, as the case may be, necessary in the opinion of Vitrix to obtain patents or copyrights or to otherwise protect or vest in Vitrix the entire right and title in and to the Confidential Information.

          (b) NON-COMPETITION. During the [24] months immediately following the Effective Date, Employee agrees that he shall not enter into or engage, directly or indirectly, whether on his own account or as a shareholder (other than as a less than 2% shareholder of a publicly-held company), partner, joint venturer, advisor, and/or agent, of any person, firm, corporation, or other entity, in any or all of the activities described in Sections 7(b)(1) through 7(b)(3) of this Agreement.

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               (1)  Engaging  in any  business  competitive  with  the  business conducted by Vitrix during the term of Employee's employment hereunder in the United States.

               (2) Soliciting the past or existing customers, leasing or financing sources, or suppliers of Vitrix or using any Confidential Information (as defined in Section 7(a)) for the purpose of or which results in competition with Vitrix .

               (3) Soliciting the employment of any employees of Vitrix.

          (c) INJUNCTIONS.  It is agreed that the restrictions contained in this
Section 7 are reasonable, but it is recognized that damages in the event of the breach of any of the restrictions will be difficult or impossible to ascertain; and, therefore, Employee agrees that, in addition to and without limiting any other right or remedy Vitrix may have, Vitrix shall have the right to an injunction against Employee issued by a court of competent jurisdiction enjoining any such breach without showing or proving any actual damage to Vitrix.

          (d) PART OF CONSIDERATION. Employee also agrees, acknowledges, covenants, represents and warrants that he is fully and completely aware that, and further understands that, the foregoing restrictive covenants are an essential part of the consideration for Vitrix entering into this Agreement and for Vitrix entering into the Stock Agreement and that Vitrix is entering into this Agreement in full reliance on these acknowledgments, covenants, representations and warranties.

          (e) TIME AND TERRITORY REDUCTION. If the period of time and/or territory described above are held to be in any respect an unreasonable restriction, it is agreed that the court so holding may reduce the territory to which the restriction pertains or the period of time in which it operates or may reduce both such territory and such period, to the minimum extent necessary to render such provision enforceable.

          (f) SURVIVAL. The obligations described in this Section 7 shall survive any termination of this Agreement or any termination of the employment relationship created hereunder.

     8. GOVERNING LAW AND VENUE. Arizona law shall govern the construction and enforcement of this Agreement and the parties agree that any litigation pertaining to this Agreement shall be in courts located in Maricopa County, Arizona.

     9. CONSTRUCTION. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against any party. The Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. All terms used in one number or gender shall be construed to include any other number or gender as the context may require. The parties agree that each party has reviewed this Agreement and has had the opportunity to have counsel review the same and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendment or any exhibits thereof.

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     10. NONDELEGABILITY OF EMPLOYEE'S RIGHTS AND OBLIGATIONS.  The obligations, rights and benefits of Employee hereunder are personal and may not be delegated, assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer. This Agreement shall be assigned automatically to any entity merging with or acquiring Vitrix or its business.

     11. SEVERABILITY. In the event any term or provision of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable for any reason, this Agreement shall remain in full force and effect, and either (a) the invalid or unenforceable provision shall be modified to the minimum extent necessary to make it valid and enforceable or (b) if such a modification is not possible, this Agreement shall be interpreted as if such invalid or unenforceable provision were not a part hereof.

     12. ATTORNEYS' FEES. Except as otherwise provided herein, in the event any party hereto institutes an action or other proceeding to enforce any rights arising out of this Agreement, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys' fees by the non-prevailing party, such fees to be set by the court and not by a jury and to be included in any judgment entered in such proceeding.

     13. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed duly given upon receipt if either personally delivered, sent by certified mail, return receipt requested, or sent by a nationally-recognized overnight courier service, addressed to the parties as follows:

         If to Vitrix:     Vitrix Incorporated
                           Attention: Hamid Shojaee
                           20 East University, Suite 304
                           Tempe, Arizona 85281

         With a copy to:   Squire, Sanders & Dempsey, LLP
                           Attention:  Christopher D. Johnson, Esq. or
                           Ann-Marie Anderson, Esq.
                           40 North Central Avenue, Suite 2700
                           Phoenix, Arizona 85004

          If to Employee:  Philip R. Shumway
                           14656 South 20th Street
                           Phoenix, Arizona 85048

          With a copy to:
                          -------------------------------

                          -------------------------------

                          -------------------------------

or to such other address as any party may provide to the other in accordance with this Section.

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     14. ENTIRE  AGREEMENT.  This  Agreement  constitutes  the entire  agreement between the parties with respect to the subject matter hereof (I.E., Employee's employment by Vitrix) and supersedes all prior or contemporaneous understandings or agreements in regard thereto. No modification or addition to this Agreement shall be valid unless in writing, specifically referring to this Agreement and signed by all parties hereto. No waiver of any rights under this Agreement shall be valid unless in writing and signed by the party to be charged with such waiver. No waiver of any term or condition contained in this Agreement shall be deemed or construed as a further or continuing waiver of such term or condition, unless the waiver specifically provides otherwise.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of February 16, 1999.



Vitrix Incorporated, an Arizona corporation:            EMPLOYEE:



By: /s/ Hamid Shojaee                                   /s/ Philip R. Shumway
    -----------------------------                       ------------------------
Its:CEO                                                 Philip R. Shumway

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